Exhibit 4.2

EXECUTION VERSION

ENERSYS

ISSUER

THE BANK OF NEW YORK

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 28, 2008

To

INDENTURE

Dated as of May 28, 2008

3.375% CONVERTIBLE SENIOR NOTES DUE 2038

ENERSYS

Certain Sections of this Indenture relating to Sections 310 through 318 of the

Trust Indenture Act of 1939:

Trust Indenture Act Section	Supplemental Indenture Section
§ 310(a)(1)	Not Applicable
(a)(2)	Not Applicable
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	Not Applicable
§ 311(a)	Not Applicable
(b)	Not Applicable
§ 312(a)	9.01 9.02(a)
(b)	9.02(b)
(c)	9.02(c)
§ 313(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
§ 314(a)	10.06
(b)	Not Applicable
(c)(1)	Not Applicable
(c)(2)	Not Applicable
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Not Applicable
§ 315(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
(e)	5.15
§ 316(a)(1)(A)	5.06
(a)(1)(B)	5.04
(a)(2)	Not Applicable
(b)	5.03
(c)	Not Applicable
§ 317(a)(1)	5.07
(a)(2)	5.08
(b)	10.05
§ 318(a)	Not Applicable

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

ARTICLE 2

NOTE FORMS

Section 2.01. Form Generally	18
Section 2.02. Form of Note	18
Section 2.03. Form of Notice of Conversion	30
Section 2.04. Form of Assignment	31

ARTICLE 3

THE NOTES

i

ARTICLE 4

DISCHARGE

Section 4.01. Discharge of Liability on Notes	39
Section 4.02. Reinstatement	40
Section 4.03. Officers’ Certificate; Opinion of Counsel	40

ARTICLE 5

REMEDIES

ARTICLE 6

[RESERVED.]

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Company May Consolidate, Etc., Only on Certain Terms	49
Section 7.02. Successor Substituted	50

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures without Consent of Holders	50
Section 8.02. Supplemental Indentures with Consent of Holders	51
Section 8.03. Notice of Supplemental Indentures	53

Section 8.04. Effect of Supplemental Indentures	53
Section 8.05. Conformity with Trust Indenture Act	53

ARTICLE 9

HOLDERS LISTS AND BY TRUSTEE AND COMPANY

Section 9.01. Company to Furnish Trustee Names and Addresses of Holders	53
Section 9.02. Preservation of Information	54
Section 9.03. Notices by Trustee on Company’s Behalf	54

ARTICLE 10

COVENANTS

ARTICLE 12

CONVERSION OF NOTES

FIRST SUPPLEMENTAL INDENTURE, dated as of May 28, 2008 (this “Supplemental Indenture,” together with the Base Indenture (as defined below), the “Indenture”), between ENERSYS, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 2366 Bernville Road, Reading, Pennsylvania 19605 (herein called the “Company”), and THE BANK OF NEW YORK, as Trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 28. 2008 (the “Base Indenture”).

WHEREAS, the Company desires and has requested the Trustee pursuant to Section 14.01 of the Base Indenture to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Company’s 3.375% Convertible Senior Notes due 2038 (herein called the “Notes”).

WHEREAS, Section 14.01(p) of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form and terms of Securities (as defined in the Base Indenture) of any series as permitted in Section 3.01 of the Base Indenture.

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Company, and all things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company have been done. Further, all things necessary to duly authorize the issuance of the Common Stock issuable upon the conversion of the Notes, and to duly reserve for issuance the amount of cash and the number of shares of Common Stock (or, at the election of the Company, the amount of cash or the number of shares of Common Stock) issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Trust Indenture Act or the Base Indenture;

(b) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(d) all other terms used in this Supplemental Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Accreted Principal Amount” means the Original Principal Amount at any time prior to June 1, 2015, and the Original Principal Amount as adjusted upward for accretion as described in Section 3.04 at any time on or after June 1, 2015.

“Additional Notes” means an unlimited amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.06, as part of the same series as the Initial Notes.

“Additional Shares” has the meaning specified in Section 12.01(e).

“Adjustment Determination Date” has the meaning specified in Section 12.04(i).

“Adjustment Event” has the meaning specified in Section 12.04(i).

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Base Indenture” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board, as applicable.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Percentage” means the percentage of the Daily Conversion Value in excess of the Principal Portion that the Company will elect to satisfy (or be deemed to have elected to satisfy) in cash, as specified in a Consideration Notice pursuant to Section 12.02(b) (or zero percent (0%) if no Cash Percentage is specified in a Consideration Notice).

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Supplemental Indenture, substantially in the form of Section 2.02 hereof, except that such Note will not bear the Global Note Legend.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986 as in effect on the date hereof.

“Combination Settlement” means settlement of the Company’s Conversion Obligation by delivering (a) cash for the Principal Portion and (b) for the excess, if any, of the Conversion Obligation above the Principal Portion, a combination of cash and shares of Common Stock (or units of Reference Property) based on the Cash Percentage specified (or deemed to have been specified) in the applicable Consideration Notice.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.10, shares issuable upon conversion of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consideration Notice” has the meaning specified in Section 12.02(b).

“Contingent Interest” means interest that accrues and is payable as provided in Section 3.03.

“Contingent Payment Debt Regulations” has the meaning specified in Section 10.08(a).

“Continuing Directors” means (a) individuals who on the Issue Date constituted the Board of Directors and (b) any new directors whose election to the Board of Directors or whose nomination for election by the stockholders of the Company was approved by at least a majority of the directors then still in office (or a duly constituted committee thereof), either who were directors on the Issue Date or whose election or nomination for election was previously so approved.

“Conversion Agent” means any Person authorized by the Company to convert Notes in accordance with Article 12. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.02.

“Conversion Consideration” has the meaning specified in Section 12.02(c).

“Conversion Date” has the meaning specified in Section 12.02(d).

“Conversion Obligation” means the obligation of the Company to deliver the consideration due under Article 12 upon a conversion of the Notes in accordance herewith.

“Conversion Price” means at any given time the amount equal to $1,000 divided by the then applicable Conversion Rate.

“Conversion Rate” has the meaning specified in Section 12.01(a).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 25 consecutive VWAP Trading Days during the Observation Period, one-twenty-fifth (1/25) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.10) on such VWAP Trading Day, as determined by the Company. Any determination of the Daily Conversion Values by the Company shall be conclusive absent manifest error.

“Daily Settlement Amount” means, for each of the 25 VWAP Trading Days during the Observation Period,

(a) an amount of cash equal to the lesser of (i) the quotient of the Accreted Principal Amount per $1,000 Original Principal Amount as of such VWAP Trading Day and 25 and (ii) the Daily Conversion Value for such VWAP Trading Day (the “Principal Portion”); and

(b) if such Daily Conversion Value for such VWAP Trading Day exceeds the Principal Portion, either:

(i) if the Cash Percentage equals 0%, a number of shares of Common Stock (or the Reference Property pursuant to Section 12.10) (the “Maximum Deliverable Shares”) equal to (1) the difference between such Daily Conversion Value and the Principal Portion, divided by (2) the Daily VWAP of the Common Stock (or the Reference Property pursuant to Section 12.10) for such VWAP Trading Day, or

(ii) if the Cash Percentage is greater than 0%, (1) an amount of cash equal to the product of the Cash Percentage and the Maximum Deliverable Shares and (2) a number of shares of Common Stock (or the Reference Property pursuant to Section 12.10) equal to the product of (x) 100% minus the Cash Percentage and (y) the Maximum Deliverable Shares.

“Daily VWAP” of the Common Stock (or Reference Property) means, for each of the 25 consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ENS.N <equity> AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Common Stock to the scheduled close of trading on such market on such VWAP Trading Day (without regard to after-hours trading), or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock (or one unit of Reference Property consisting of marketable equity securities) on such VWAP Trading Day using a volume-weighted method (or, in the case of Reference Property consisting of cash, the amount of such cash or in the case of Reference Property other than marketable equity securities or cash, the market value thereof), in each case as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Default” means any event which is, or after notice or lapse of time or both would become, an Event of Default pursuant to Section 5.01.

“Defaulted Interest” has the meaning specified in Section 3.10.

“Delivery Date” has the meaning specified in Section 12.04(l).

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by Section 3.07.

“Distributed Property” has the meaning specified in Section 12.04(c).

“DTC” means The Depository Trust Company, a New York corporation, or any successor.

“Effective Date” means the date on which a Fundamental Change occurs or becomes effective.

“Event of Default” has the meaning specified in Section 5.01.

“Ex-Date” means, with respect to any distribution on the Common Stock, the first date on which the shares of the Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Exchange Election” has the meaning specified in Section 12.02(c).

“Existing Credit Facilities” means the credit facilities entered into by EnerSys Capital, Inc. with various lending institutions in effect on the Issue Date.

“Extension Fee” has the meaning specified in Section 5.02.

“Extension Right” has the meaning specified in Section 5.02.

“Financial Institution” has the meaning specified in Section 12.02(c).

“Fundamental Change” will be deemed to have occurred at the time after the Issue Date if any of the following occurs:

(1) any Person acquires beneficial ownership, directly or indirectly, through a purchase, tender or exchange offer, merger or other acquisition, transaction or series of transactions, of shares of the Company’s Capital Stock entitling the Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors and files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or the Company otherwise knows of such beneficial ownership; provided, however, that a Fundamental Change shall not occur as a result of this clause (1) if clause (2) also applies in which case clause (2) below shall apply (for purposes of this clause (1), whether a Person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act); or

(2) the Company (i) merges or consolidates with or into any other Person, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of the Company’s assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than any merger or consolidation:

(x) that does not result in a reclassification, conversion, exchange or cancellation of the Company’s outstanding Common Stock and pursuant to which the consideration received by holders of the Company’s Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction in substantially the same proportions as their respective ownership of the Company’s voting securities immediately prior to the transaction; or

(y) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(3) the first day on which a majority of the members of the Company’s Board of Directors does not consist of Continuing Directors; or

(4) the Company is liquidated or dissolved or holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(5) if shares of the Common Stock, or shares of any other common stock into which the Notes are convertible pursuant to the terms of this Supplemental Indenture, are not listed for trading on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

“Fundamental Change Repurchase Date” has the meaning specified in Section 11.09(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.09(a)(i).

“Fundamental Change Repurchase Notice Information” has the meaning specified in Section 11.09(b).

“Fundamental Change Repurchase Price” has the meaning specified in Section 11.09(a).

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 11.09(b).

“Global Note” means a Note bearing the Global Note Legend that is registered in the Securities Register in the name of a Depositary or a nominee thereof.

“Global Note Legend” means the legend set forth in Section 2.02, which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Holder” means the Person in whose name the Note is registered in the Securities Register.

“Indenture” has the meaning specified in the first paragraph of this instrument.

“Initial Notes” means the first $150,000,000 aggregate Original Principal Amount of the Notes issued under this Supplemental Indenture on the date hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Interest” means Regular Interest and Contingent Interest, if any.

“Interest Payment Date” means June 1 and December 1 of each year, beginning on December 1, 2008 and ending on June 1, 2015.

“Interest Period” has the meaning specified in Section 3.02.

“Irrevocable Net Share Settlement Election” has the meaning specified in Section 12.02(b).

“Issue Date” means May 28, 2008.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded, as determined by the Company. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms, which may include any or all of the Underwriters, selected by the Company for this purpose. Any such determination shall be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any transaction or event that occurs on or prior to June 6, 2015 and that constitutes a Fundamental Change pursuant to clauses (1), (2) or (5) under the definition thereof.

“Make-Whole Reference Date” means with respect to any Make-Whole Fundamental Change, the earliest of the date on which such Make-Whole Fundamental Change is publicly announced, occurs or becomes effective.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such day.

“Maturity,” when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as therein or herein provided, whether on the Maturity Date or by declaration of acceleration, exercise of the redemption right or repurchase right, set forth in Article 11 or otherwise.

“Maturity Date” means, with respect to the Notes, June 1, 2038.

“Maximum Deliverable Shares” has the meaning specified in the definition of Daily Settlement Amount.

“Measurement Period” (i) for purposes of determining whether the Company is required to pay Contingent Interest, has the meaning specified in Section 3.03(a) and (ii) for purposes of determining whether the Trading Price Condition has been met, the meaning specified in Section 12.01(a)(i).

“Merger Event” has the meaning specified in Section 12.10.

“New Credit Facilities” means any credit facilities entered into by the Company to refinance the Existing Credit Facilities.

“Notes” has the meaning ascribed to it in the second paragraph under the caption “Recitals of the Company.” Unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notice of Conversion” has the meaning specified in Section 12.02(d).

“Notice of Redemption” has the meaning specified in Section 11.03.

“Observation Period” means, with respect to any Notes:

(a) with respect to any Conversion Date occurring within the Optional Redemption Conversion Period, the 25 consecutive VWAP Trading Day period beginning on, and including, the Redemption Date (or if the Redemption Date is not a VWAP Trading Day, the next succeeding VWAP Trading Day); or

(b) with respect to any Conversion Date occurring on or after the 30th Scheduled Trading Day prior to the Maturity Date of the Notes, the 25 consecutive VWAP Trading Day period beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date (or if such day is not a VWAP Trading Day, the next succeeding VWAP Trading Day); or

(c) in all other instances, the 25 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day after the related Conversion Date in respect of such Notes.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company, and who shall be reasonably acceptable to the Trustee.

“Optional Redemption Conversion Period” means the 15 calendar day period beginning on, and including, the 16th calendar day immediately preceding a Redemption Date.

“Optional Put Repurchase Offer” has the meaning specified in Section 11.08(a)(ii).

“Optional Put Repurchase Date” has the meaning specified in Section 11.08(a)(i).

“Optional Put Repurchase Notice” has the meaning specified in Section 11.08(a)(ii).

“Optional Put Repurchase Price” has the meaning specified in Section 11.08(a)(i).

“Original Principal Amount” means (a) with respect to the Initial Notes, the principal amount of the Initial Notes as of the Issue Date and (b) with respect to Additional Notes, if any, the principal amount of such Additional Notes on their date of issuance.

“Outstanding,” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Supplemental Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes in accordance with the terms of this Supplemental Indenture;

(c) Notes which have been paid pursuant to Section 3.09 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Supplemental Indenture;

(d) Notes converted into Common Stock pursuant to Article 12; and

(e) Notes redeemed or repurchased pursuant to Article 11;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

“Paying Agent” means any Person authorized by the Company to pay the principal of or Interest on any Notes on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof and any syndicate or group that would be deemed a “person” under Section 13(d)(3) of the Exchange Act.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note and, for the purposes of this definition, any Note authenticated and delivered under Section 3.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Press Release” means any press release issued by the Company and disseminated to a reputable national newswire service.

“Principal Portion” has the meaning specified in the definition of Daily Settlement Amount.

“Prospectus Supplement” means the prospectus supplement dated May 21, 2008 to the prospectus dated May 19, 2008 relating to the offering and sale of the Notes.

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture.

“Redemption Price” has the meaning specified in Section 11.01.

“Reference Property” has the meaning specified in Section 12.10(a).

“Registrar” means the Trustee, for the purpose of registering Notes and transfers of Notes.

“Regular Interest” has the meaning specified in Section 3.02.

“Regular Record Date” for Interest payable in respect of any Note on any Interest Payment Date means 5:00 p.m. New York time on May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on any exchange or market, a Business Day.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Special Record Date” has the meaning specified in Section 3.10(a).

“Spin-Off” has the meaning specified in Section 12.04(c).

“Stock Price” means the price per share of Common Stock at the time of a Make-Whole Fundamental Change pursuant to which Additional Shares shall be added to the Conversion Rate as set forth in Section 12.01(e), which shall be equal to (i) if holders of the Common Stock receive only cash consideration for their shares of Common Stock (in a single per-share amount, other than with respect to appraisal and similar rights) in connection with a Make-Whole Fundamental Change, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day preceding the date on which such Make-Whole Fundamental Change occurs or becomes effective.

“Successor Company” has the meaning specified in Section 7.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this instrument.

“Trading Day” means a day during which (i) trading in the Common Stock generally occurs and (ii) there is no Market Disruption Event.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Company or the Company’s agent for $2.0 million in Original Principal Amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, which may include any or all of the Underwriters; provided that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid is obtained, that one bid shall be used. If at least one bid for $2.0 million in Original Principal Amount of the Notes cannot reasonably be obtained, then the Trading Price per $1,000 in Original Principal Amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. Any such determination shall be conclusive absent manifest error. Notwithstanding the foregoing, for purposes of Section 3.03 only, if two bids cannot reasonably be obtained for $2.0 million Original Principal Amount of the Notes from nationally recognized securities dealers that the Company has selected, but one such bid can reasonably be obtained, this one bid shall be used. If at least one bid cannot reasonably be obtained for $2.0 million Original Principal Amount of the Notes from a nationally recognized securities dealer or in the Company’s reasonable judgment the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will be deemed to equal the product of (i) the Conversion Rate then in effect and (ii) the average Last Reported Sale Price of the Common Stock over the five Trading Day period ending on such determination date.

“Trading Price Condition” has the meaning specified in Section 12.01(a)(i).

“Trigger Event” has the meaning specified in Section 12.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Underwriters” means Goldman, Sachs & Co., Banc of America Securities LLC, Wachovia Capital Markets, LLC and PNC Capital Markets LLC.

“VWAP Market Disruption Event” means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“VWAP Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no VWAP Market Disruption Event. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

Section 1.02. [Reserved].

Section 1.03. [Reserved].

Section 1.04. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.05. [Reserved].

Section 1.06. [Reserved].

Section 1.07. [Reserved].

Section 1.08. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 1.09. Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 1.12. Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date

of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of this Supplemental Indenture or of the Notes) payment of Interest or principal or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Optional Put Repurchase Date or Fundamental Change Repurchase Date, or at the Maturity Date, or on such last day for conversion; provided that no Interest shall accrue and no principal amount shall accrete for the period from and after such Interest Payment Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date, as the case may be. Notwithstanding the foregoing, the right to convert a Note shall cease at the close of business on the Scheduled Trading Day immediately preceding the Maturity Date.

Section 1.14. [Reserved].

Section 1.15. Relationship with Base Indenture.

The terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Base Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company, (c) the due execution hereof by the Company or (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

ARTICLE 2

NOTE FORMS

Section 2.01. Form Generally.

The Notes shall be in substantially the form set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, and regulations thereunder, or as may, consistent herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Company shall furnish any such legends and endorsements to the Trustee in writing. All Notes shall be in fully registered form.

Notices of Conversion shall be in substantially the form set forth in Section 2.03.

The Notes shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Notes may be listed) on which the Notes may be listed for trading, as the case may be, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

Section 2.02. Form of Note.

[FORM OF FACE OF NOTE]

The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER

NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ENERSYS

3.375% Convertible Senior Notes due 2038

No.	Initially $

CUSIP No. 29275Y AA0

ENERSYS, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Supplemental Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                      [if this Note is a Global Note, then insert – CEDE & CO.], or registered assigns, the principal sum of [                     UNITED STATES DOLLARS (U.S. $                    )] [if this Note is a Global Note, then insert — the principal sum as set forth in the “Schedule of Increases or Decreases” attached hereto plus an accreted amount as specified below and in the Supplemental Indenture, which shall not exceed                      UNITED STATES DOLLARS ($            ) except for such accreted amount], on June 1, 2038 (the “Maturity Date”), and to pay interest thereon, from May 28, 2008, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year (each, an “Interest Payment Date”), commencing on December 1, 2008 at the rate of 3.375% per annum. The Notes will cease to bear interest (except Contingent Interest, as applicable) on June 1, 2015, and instead from such date the principal amount of the Notes will accrete at a rate that provides Holders with an aggregate annual yield to maturity of 3.375% per year (computed on a semi-annual bond-equivalent basis) as provided in the Supplemental Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Supplemental Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee pursuant to Section 3.10 of the Supplemental Indenture, notice whereof shall be given to Holders not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may then be listed for trading, and upon such notice as may be required by such exchange, all as more fully provided in the Supplemental Indenture. At the Company’s request, the Trustee shall give any notice required hereunder to be provided to Holders in the Company’s name and at the Company’s expense; provided that the text of such notice shall be prepared by the Company. Payments of principal shall be made upon the surrender of this Note by the Holder thereof at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate. All amounts due in cash with respect to the Notes shall be paid (a) in the case this Note is in global form, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; (b) in the case this Note is held, other than in global form, by a Holder in an aggregate principal amount of $5.0 million or less, by check mailed to such Holders; and (c) in the case this Note is held, other than in global form, by a Holder in an aggregate principal amount of more than $5.0 million, either by check mailed to such Holder or, upon application by such Holder to the Registrar not later than the relevant Record Date or 15 calendar days prior to such other date on which such amounts are due, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Except as specifically provided herein and in the Supplemental Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Supplemental Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENERSYS

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Supplemental Indenture.

Dated:

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

ENERSYS

3.375% Convertible Senior Notes due 2038

This Note is one of a duly authorized issue of Notes of the Company designated as its “3.375% Convertible Senior Notes due 2038” (herein called the “Notes”) issued and to be issued under the Indenture (the “Base Indenture”), dated as of May 28, 2008, between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as defined below)), as supplemented and modified by the First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of May 28, 2008, between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Supplemental Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate Original Principal Amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder hereof and the satisfaction of any requirements therefor set forth in the Supplemental Indenture shall issue the new Notes in the requested denominations. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Supplemental Indenture.

No sinking fund is provided for in the Notes.

In any case where any Interest Payment Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date of any Note or the last date on which a Holder has the right to convert his Notes shall not be a Business Day, then (notwithstanding any other provision of the Supplemental Indenture or of the Notes) payment of Interest or Accreted Principal Amount or conversion of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Optional Put Repurchase Date or Fundamental Change Repurchase Date or at the Maturity Date, or on such last day for conversion, as the case may be; provided that no Interest shall accrue and no principal amount shall accrete for the period from and after such Interest Payment Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or the Maturity Date, as the case may be.

The Supplemental Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate Original Principal Amount of the Notes at the time outstanding, evidenced as in the Supplemental Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Supplemental Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall make any of the changes set forth in Section 8.02 of the Supplemental Indenture, without the consent of the Holder of each Outstanding Note affected thereby. It is also provided in the Supplemental Indenture that, prior to any declaration accelerating the maturity of the Notes, the Holders of a majority in Original Principal Amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Supplemental Indenture and its consequences except as provided in the Supplemental Indenture. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Supplemental Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Supplemental Indenture and no provision of this Note or of the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Accreted Principal Amount of, and accrued and unpaid Interest on, this Note, at the place, at the respective times, at the rate and in the lawful money herein prescribed.

Subject to the provisions of the Supplemental Indenture, upon the occurrence of a Fundamental Change or on an Optional Put Repurchase Date, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in Original Principal Amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date or Optional Put Repurchase Date, as applicable, at a price equal to 100% of the Accreted Principal Amount of the Notes such Holder elects to require the Company to repurchase, together with accrued and unpaid Interest to, but excluding, the Fundamental Change Repurchase Date or Optional Put Repurchase Date, as applicable, unless such Fundamental Change Repurchase Date or Optional Put Repurchase Date, as applicable, falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date. No later than 20 Business Days prior to each Optional Put Repurchase Date, the Company shall give notice to each Holder (and to beneficial owners as required by applicable law) of their related repurchase right. The Company or, at the written request of the Company, the Trustee shall mail to all Holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof after the occurrence of any Fundamental Change, but on or before the 15th calendar day following such occurrence.

The Holder hereof has the right, at its option, (a) upon the occurrence of certain conditions specified in the Supplemental Indenture, at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2015, or (b) on or after March 1, 2015, at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof which is $1,000 in Original Principal Amount or an integral multiple thereof, into a combination of cash and shares of Common Stock (or entirely cash or entirely shares of Common Stock, at the election of the Company, as set forth in Section 12.02 of the Supplemental Indenture) or Reference Property, in each case at the Conversion Rate specified in the Supplemental Indenture, as adjusted from time to time as provided in the Supplemental Indenture, upon satisfaction of certain requirements set forth in the Supplemental Indenture, including, if applicable, the surrender of this Note, together with a Notice of Conversion, a form of which is contained under Section 2.03 of the Supplemental Indenture, as provided in the Supplemental Indenture and this Note, to the Conversion Agent, and, unless the shares of Common Stock or Reference Property, as the case may be, issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. The initial Conversion Rate shall be 24.6305 shares of Common Stock for each $1,000 in Original Principal Amount of Notes. No fractional shares of Common Stock or Reference Property, as the case may be, shall be issued upon any conversion, but an adjustment in cash shall be paid to the Holder, as provided in the Supplemental Indenture, in respect of any fraction of such share which would otherwise be issuable upon the surrender of any Note or Notes for conversion. No adjustment shall be made for dividends or any such shares issued upon conversion of such Notes except as provided in the Supplemental Indenture.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company, a new Note or Notes of authorized denominations for an equal aggregate Original Principal Amount shall be issued to the transferee in exchange thereof, subject to the limitations provided in the Supplemental Indenture, without charge except for any tax, assessments or other governmental charge imposed in connection therewith.

The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Registrar may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor any other Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the Accreted Principal Amount of, or accrued and unpaid Interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Supplemental Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Note and defined in the Supplemental Indenture are used herein as therein defined.

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform gift to Minors Act).

[TO BE INCLUDED IN GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES

The initial Original Principal Amount of this Note is                      UNITED STATES DOLLARS ($                    ). The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in Original Principal Amount of this Note	Amount of increase in Original Principal Amount of this Note	Original Principal Amount of this Note following such decrease (or increase)	Signature of authorized officer of Trustee

FORM OF OPTIONAL PUT REPURCHASE NOTICE AND FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: EnerSys

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from EnerSys (the “Company”) as to the occurrence of (check the appropriate box):

☐	a Fundamental Change with respect to the Company;

☐	an Optional Put Repurchase Date;

and hereby directs the Company to pay, or cause the Trustee to pay, it or                      an amount in cash equal to 100% of the Accreted Principal Amount, or the portion thereof (which is $1,000 in Original Principal Amount or an integral multiple thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Optional Put Repurchase Date or the Fundamental Change Repurchase Date, as applicable, except as provided in the Supplemental Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

Certificate number(s), if applicable, of Note(s) tendered for repurchase:

Principal amount to be repurchased (at least U.S. $1,000 Original Principal Amount or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000 Original Principal Amount):

By:
Authorized Signatory

Section 2.03. Form of Notice of Conversion.

NOTICE OF CONVERSION

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the Accreted Principal Amount hereof (which is U.S. $1,000 Original Principal Amount or an integral multiple of U.S. $1,000 in excess thereof; provided that the unconverted portion of such Original Principal Amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into a combination of cash and shares of Common Stock (or, at the election of the Company, entirely cash or entirely shares of Common Stock) or Reference Property in accordance with the terms of the Supplemental Indenture referred to in this Note, and directs that the consideration due upon such conversion (including a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof), be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock, Reference Property or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned shall pay all transfer taxes payable with respect thereto and (b) the signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification
Number, if any

[Signature Guaranteed]

If only a portion of the Notes is to be converted, please indicate:

1.	Accreted Principal Amount to be converted: U.S. $________

2.	Accreted Principal Amount and denomination of Notes representing unconverted Accreted Principal Amount to be issued:

Amount: U.S. $                 Denominations: U.S. $

(U.S. $1,000 Original Principal Amount or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 Original Principal Amount or any integral multiple of U.S. $1,000 in excess thereof).

Section 2.04. Form of Assignment.

ASSIGNMENT

For value received,                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert Social Security or other identifying number of assignee) the within note, and hereby irrevocably constitutes and appoints                                          as attorney to transfer the said note on the books of the Company, with full power of substitution in the premises.

Dated:
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

ARTICLE 3

THE NOTES

Section 3.01. Title and Terms.

(a) The Notes shall be known and designated as the “3.375% Convertible Senior Notes due 2038” of the Company. Their Maturity Date shall be June 1, 2038 and they shall bear Regular Interest on the Original Principal Amount in accordance with Section 3.02.

(b) Beginning with the six-month period commencing on June 1, 2015, Contingent Interest shall be paid, if applicable, in accordance with Section 3.03.

(c) Commencing on June 1, 2015, the Accreted Principal Amount shall increase in accordance with Section 3.04.

(d) The Company shall pay Interest on overdue Accreted Principal Amount at the rate borne by the Notes, and it shall pay Interest on overdue installments of Interest at the same rate, in each case to the extent lawful.

(e) The Notes shall be subject to repurchase by the Company at the option of the Holders as provided in Section 11.08 and Section 11.09 hereof.

(f) The Accreted Principal Amount of and Interest on the Notes shall be payable as provided in the form of Notes set forth in Section 2.02. The Optional Put Repurchase Price or the Fundamental Change Repurchase Price, as applicable, shall be payable at such place as is identified in the Optional Put Repurchase Notice or the Fundamental Change Repurchase Right Notice, as applicable, given pursuant to Section 11.08 and Section 11.09, respectively.

(g) The Notes shall be general senior unsecured obligations of the Company and shall rank pari passu with all of the Company’s other general senior unsecured obligations.

(h) The Notes may be redeemed at the option of the Company prior to Maturity pursuant to Section 11.01 hereof.

(i) The Notes shall be convertible as provided in Article 12.

(j) Article XII of the Base Indenture shall not be applicable to the Notes.

Section 3.02. Regular Interest.

Subject to the last paragraph of Section 3.10, Regular Interest will accrue on the Notes at the rate of 3.375% per year (“Regular Interest”) during any six-month period from and including June 1 to and including November 30 or from and including December 1 to and including May 31 (each, an “Interest Period”), commencing on December 1, 2008; provided that the initial Interest Period shall commence on May 28, 2008 and run to and including November 30, 2008. Regular Interest will be payable semi-annually in arrears on each Interest Payment Date (subject to Section 1.13) to the Holder of record at the close of business on the Regular Record Date preceding such Interest Payment Date; provided that the Notes will cease to accrue Regular Interest as of June 1, 2015.

Section 3.03. Contingent Interest.

(a) The Company will pay Contingent Interest in cash to Holders during any Interest Period beginning with the six-month Interest Period commencing on June 1, 2015, during any Interest Period if the Trading Price of the Notes for each of the five Trading Days ending on, and including, the second Trading Day immediately preceding the first day of the applicable Interest Period (as used in this Section 3.03, the “Measurement Period”) equals or exceeds 130% of the Accreted Principal Amount of the Notes as of such Trading Day.

(b) During any Interest Period when Contingent Interest shall be payable with respect to the Notes, the Contingent Interest payable per $1,000 in Original Principal Amount of Notes will equal 0.40% of the average Trading Price of $1,000 in Original Principal Amount of the Notes for the applicable Measurement Period.

(c) The Company will promptly (and in any event prior to the applicable Interest Payment Date) notify Holders upon determination that they will be entitled to receive Contingent Interest during an Interest Period.

(d) The Company shall pay Contingent Interest owed pursuant to this Section 3.03 for any Interest Period on the Interest Payment Date immediately succeeding the applicable Interest Period, to Holders of the Notes as of the Regular Record Date related to such Interest Payment Date.

Section 3.04. Accretion.

Commencing on June 1, 2015, the Original Principal Amount shall accrete at a rate that provides Holders with an aggregate annual yield to Maturity of 3.375% per annum (computed on a semi-annual bond-equivalent yield basis). Schedule B hereto sets forth the Accreted Principal Amounts as of specified dates during the period from June 1, 2015 through the Maturity Date.

Section 3.05. Denominations.

The Notes shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 of Original Principal Amount and integral multiples of U.S. $1,000 in excess thereof.

Section 3.06. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Supplemental Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Supplemental Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.07. Global Notes; Non-Global Notes; Book-Entry Provisions.

(a) Global Notes

(i) Each Global Note issued and authenticated under this Supplemental Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. The Company hereby appoints DTC as the initial Depositary.

(ii) Except for exchanges of Global Notes for definitive, non-Global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note, or (2) has ceased to be a clearing agency registered as such under the Exchange Act, has ceased to be a “clearing corporation” within the meaning of the Uniform Commercial Code, or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note and the maturity of the Notes shall have been accelerated in accordance with Section 5.02 and any Holder shall have given written notice to the Company requesting the issuance of definitive Notes. In such event set forth in clause (A) above, if a successor Depositary for such Global Note is not appointed by the Company within 90 calendar days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a Company Order directing the authentication and delivery of Notes, shall authenticate and deliver, Notes, in any authorized denominations in an aggregate principal amount equal to the Accreted Principal Amount of such Global Note in exchange for such Global Note.

(iii) If any Global Note is to be exchanged for other Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation, as provided in this Article 3. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case as provided in this Article 3, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 3, or (B) the Original Principal Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, upon receipt of a Company Order, subject to this Article 3, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. The Trustee shall be entitled to receive from the Depositary the names, addresses and tax identification numbers of the Persons in whose names the Notes are to be registered prior to such authentication and delivery. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 3 if such order, direction or request is given or made in accordance with the Applicable Procedures.

(iv) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article 3 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is to be registered in accordance with this Article 3 in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(v) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Supplemental Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note shall not be considered the owners or holders thereof.

(b) Non-Global Notes. Notes issued pursuant to Section 3.07(a)(ii) shall be in definitive, fully registered form, without interest coupons.

Section 3.08. Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 3.10) Interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

Section 3.09. Mutilated, Destroyed, Lost and Stolen Notes.

If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and Original Principal Amount and bearing a number not contemporaneously Outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Note under this Section 3.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Supplemental Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.10. Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Securities Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.10, each Note delivered under this Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note, as provided for in this Indenture and the Notes.

Section 3.11. Cancellation.

All Notes surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.11, except as expressly permitted by this Supplemental Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order.

Section 3.12. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 4

DISCHARGE

Section 4.01. Discharge of Liability on Notes.

When (a) the Company shall deliver to the Registrar for cancellation all Notes then Outstanding not theretofore delivered to the Registrar for cancellation or (b) all the Notes then Outstanding not theretofore delivered to the Registrar for cancellation shall have (i) been deposited for conversion and the Company shall deliver to the Holders a combination of cash and shares of Common Stock (or, at the election of the Company, entirely cash or entirely shares of Common Stock) sufficient to pay all amounts owing in respect of all such Notes or (ii) become due and payable on the Maturity Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or otherwise, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all such Notes, including the Accreted Principal Amount and Interest accrued and unpaid to the Maturity Date, Redemption Date, Optional Put Repurchase Date, Fundamental Change Repurchase Date or other such date, and if in either case of clauses (a) or (b) above, no Event of Default set forth in Section 5.01(i) or (j) hereof or event (including resulting from such deposit) that, with lapse of time or notice or both, would become an Event of Default set forth in Section 5.01(i) or (j) hereof with respect to the Notes shall have occurred and be continuing, and the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture with respect to the Notes shall cease to be of further effect (except as to (x) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (y) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including Interest with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee and (z) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Supplemental Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 4.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Supplemental Indenture with respect to the Notes; provided, however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Notes.

Section 4.02. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture with respect to the Notes shall be revived and reinstated as though no discharge of liability on the Notes had occurred pursuant to Section 4.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Supplemental Indenture and the Notes to the Holders entitled thereto; provided, however, that if the Company makes any payment of the Accreted Principal Amount of or Interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 4.03. Officers’ Certificate; Opinion of Counsel.

Upon any application or demand by the Company to the Trustee to take any action under Section 4.01, the Company shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent, if any, provided for in this Supplemental Indenture relating to the proposed action have been complied with.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default or whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in any payment of Interest on any Note when due and payable and the default continues for a period of 30 days;

(b) default in the payment of Accreted Principal Amount of any Note when due and payable at Maturity, upon required repurchase, upon redemption, upon acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes into a combination of cash and shares of Common Stock (or entirely cash or entirely shares of Common Stock, at the election of the Company) and, if applicable, Reference Property, upon exercise of a Holder’s conversion right;

(d) failure by the Company to comply with its obligations under Section 7.01;

(e) failure by the Company to comply with its notice requirements under Section 11.09(b) and Section 12.01 for a period of three Scheduled Trading Days after any such notice becomes due;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% aggregate Original Principal Amount of the Notes then Outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or the Indenture;

(g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $15 million (or if any amount lower than $15 million is specified as the corresponding event of default in the New Credit Facilities, such lesser amount) in the aggregate of the Company and/or any such Subsidiary of the Company, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise. Unless the Company has entered into the New Credit Facilities by September 30, 2008, the Existing Credit Facilities will be deemed to be the New Credit Facilities for purposes of this Section 5.01(g) and Section 5.01(h);

(h) failure by the Company or any of its Subsidiaries, within 30 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds in the aggregate $15 million (or if any amount lower than $15 million is specified as the corresponding event of default in the New Credit Facilities, such lesser amount), which are not stayed on appeal;

(i) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days.

(k) For the avoidance of doubt, Article VII of the Base Indenture shall not be applicable to the Notes.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company) occurs and is continuing, then in every such case (except as provided in the immediately following paragraph) the Trustee by a notice in writing to the Company or the Holders of not less than 25% in aggregate Original Principal Amount of the Outstanding Notes by notice in writing to the Trustee may declare 100% of the aggregate Accreted Principal Amount of and accrued and unpaid Interest on all the Notes to be due and payable immediately, and upon any such declaration of acceleration, all principal and all accrued and unpaid Interest on the Notes shall become immediately due and payable. If an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company occurs, the aggregate accreted principal of, and accrued and unpaid Interest, if any, on, all of the Notes shall become due and payable immediately without any declaration or other Act of the Holders or any act on the part of the Trustee.

Notwithstanding the foregoing, at the election of the Company, the sole remedy of Holders for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 10.06 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, shall for the first 90 calendar days after the occurrence of such Event of Default consist exclusively of the right (the “Extension Right”) to receive an extension fee on the Notes in an amount equal to 0.25% of the Accreted Principal Amount of the Notes as of the date of payment (the “Extension Fee”). If the Company elects to pay the Extension Fee as the sole remedy for an Event of Default specified in Section 5.01(f) relating to the failure by the Company to comply with its obligations under Section 10.06 and for any failure by the Company to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company (a) shall notify, in the manner provided for in Section 16.04 of the Base Indenture, the Holders and the Trustee and Paying Agent of such election prior to the close of business on the first Business Day following the date on which such Event of Default first occurs and (b) pay the Extension Fee, on or before the close of business on the date on which such Event of Default first occurs, on all Notes then Outstanding. Upon the Company’s failure to give such notice or to pay the Extension Fee when due, the Notes shall be subject to acceleration as provided in the first paragraph of this Section 5.02. On and after the 91st calendar day after such Event of Default occurs, if such Event of Default is not cured or waived prior to such 91st calendar day, the Notes shall be subject to acceleration as provided in the first paragraph of this Section 5.02. If an Extension Fee is payable under this Section 5.02, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Extension Fee that is payable and (ii) the date on which such Extension Fee is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that the Extension Fee is not payable. If the Extension Fee has been paid by the Company directly to the Holders, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Notwithstanding the foregoing paragraph, if an Event of Default occurs under any series of the Company’s debt securities (other than the Notes) issued subsequent to the Issue Date resulting from the Company’s failure to comply with obligations similar to those contained in Section 10.06 or the requirements of Section 314(a)(1) of the Trust Indenture Act, and such Event of Default is not subject to extension on terms similar to those set forth in the foregoing paragraph and results in the principal amount of such debt securities becoming due and payable, then the Extension Right shall no longer apply and the Notes shall be subject to acceleration as provided in the first paragraph of this Section 5.02.

This Section 5.02, however, is subject to the conditions that if, at any time after the Accreted Principal Amount of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid Interest upon all Notes and the Accreted Principal Amount of any and all Notes that shall have become due otherwise than by acceleration (with Interest on installments of accrued and unpaid Interest (to the extent that payment of such Interest is enforceable under applicable law) and on such Accreted Principal Amount at the rate borne by the Notes during the period of such Default) and amounts due to the Trustee pursuant Section 11.01 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all Events of Defaults under this Supplemental Indenture with respect to such Notes, other than the nonpayment of Accreted Principal Amount of and accrued and unpaid Interest on such Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.04, then and in every such case the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.03. Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the Accreted Principal Amount of and (subject to Section 3.10) Interest on such Note on the Maturity Date, and to convert such Note in accordance with Article 12, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 5.04. Waiver of Past Defaults and Rescission of Acceleration.

With the consent of the Holders of not less than a majority in the aggregate Original Principal Amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any past Default hereunder and its consequences may be waived on behalf of the Holders of all of the Notes, except a Default (a) in the payment of the Accreted Principal Amount of or Interest on any Note or in the delivery of amounts due upon conversion, or (b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of Accreted Principal Amount of and Interest on the Notes or failure to deliver amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived.

Upon the waiver of any such Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05. Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.06. Control by Holders.

The Holders of a majority in aggregate Accreted Principal Amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with the Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Trustee may refuse to follow any direction that conflicts with law or the Indenture, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or would involve the Trustee in personal liability; provided further that, prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 5.07. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) a default is made in the payment of any Interest on any Note when such Interest becomes due and payable and such default continues for a period of 30 days, or

(b) a default is made in the payment of the Accreted Principal Amount of any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for Accreted Principal Amount and Interest, and, to the extent that payment of such Interest shall be legally enforceable, Interest on any overdue Accreted Principal Amount and on any overdue Interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.08. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01 of the Base Indenture.

No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.09. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.10. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or Interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 11.01 of the Base Indenture; and

SECOND: To the payment of the amounts then due and unpaid for Accreted Principal Amount of and Interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for Accreted Principal Amount and Interest, respectively.

Section 5.11. Limitation on Suits.

Subject to Section 5.03, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate Original Principal Amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to it against any costs, liability or expense;

(d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request has been given to the Trustee during such 60 calendar day period by the Holders of a majority in aggregate Original Principal Amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Supplemental Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.12. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.13. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14. Delay or Omission not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.15. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section 5.15 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Note in accordance with Article 12.

ARTICLE 6

[RESERVED.]

ARTICLE 7

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 7.01. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person, if not the Company, is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default has occurred and is continuing under the Indenture; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.02. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, upon receipt of a Company Order, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(a) to cure any ambiguity or correct any omission, manifest error, defect or inconsistency in the Indenture, so long as such action will not adversely affect the interests of Holders of the Notes;

(b) to provide for the assumption by a successor corporation of the Company’s obligations under the Indenture;

(c) to add guarantees with respect to the Notes;

(d) to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture;

(e) to provide for the issuance of Additional Notes, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any holder of the Outstanding Notes;

(f) to increase the Conversion Rate;

(g) to secure the Notes;

(h) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i) to provide for the conversion of Notes in accordance with the terms of the Indenture;

(j) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendments to conform the terms of this Indenture or the Notes to the “Description of the Notes” section in the Prospectus Supplement shall not be deemed to be adverse to any Holder;

(k) to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, as contemplated by the Indenture or otherwise; or

(l) to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section in the Prospectus Supplement.

Upon a Company Order, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 3.03 of the Base Indenture, the Trustee shall (subject to Section 14.03 of the Base Indenture) join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Section 8.02. Supplemental Indentures with Consent of Holders.

With the written consent of the Holders of not less than a majority in aggregate Original Principal Amount of the Outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes), by the action of said Holders in accordance with Section 8.01 of the Base Indenture, the Company, when authorized by a Board

Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Supplemental Indenture or of modifying in any manner the rights of the Holders under this Supplemental Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of Interest on any Note, reduce the rate at which the principal amount of the Notes accretes or reduce the amount, or extend the stated time for payment, of the Extension Fee;

(c) reduce the Original Principal Amount or Accreted Principal Amount, or extend the Maturity Date, of any Note;

(d) make any change that adversely affects the conversion rights of any Note;

(e) reduce the Fundamental Change Repurchase Price, Optional Put Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligations to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of Accreted Principal Amount, Interest, the Optional Put Repurchase Price, the Fundamental Change Repurchase Price, the Redemption Price or the Extension Fee in respect of any Note;

(g) impair the right of any Holder to receive payment of Accreted Principal Amount of, and Interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(h) adversely affect the ranking of the Notes as the Company’s senior unsecured indebtedness; or

(i) make any change in the provisions of this Article 8 that require each Holder’s consent or in the waiver provisions in Section 5.02 or Section 5.04.

It shall not be necessary for the consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance of the proposed supplement indenture.

This Section 8.02 shall be subject to Section 3.03 of the Base Indenture.

Section 8.03. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.02, the Company shall promptly give notice in the manner provided in Section 16.04 of the Base Indenture briefly setting forth in general terms the substance of such supplemental indenture. However, the failure of the Company to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of any such supplemental indenture.

Section 8.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act.

ARTICLE 9

HOLDERS LISTS AND BY TRUSTEE AND COMPANY

Section 9.01. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 calendar days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

Section 9.02. Preservation of Information.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 9.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may dispose of any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Supplemental Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 9.03. Notices by Trustee on Company’s Behalf. At the Company’s request, the Trustee shall give any notice required hereunder to be provided to Holders in the Company’s name and at the Company’s expense and such delivery shall satisfy the obligation of the Company to deliver such notice under the Indenture; provided that (i) the text of such notice shall be prepared by the Company and (ii) such delivery by the Trustee on behalf of the Company shall not override the Company’s obligation to publish any such notice in a newspaper of general circulation in the City of New York or publish any such notice on the Company’s website or through such other public medium as the Company may use at that time, in each case where such obligation otherwise exists under the Indenture.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal and Interest.

The Company covenants and agrees that it shall duly and punctually pay the Accreted Principal Amount of and Interest on the Notes in accordance with the terms of the Notes and this Supplemental Indenture. The Company shall deposit or cause to be deposited with the Trustee or its nominee, no later than 1:00 p.m., New York City time, on the Maturity Date of the Notes or no later than 1:00 p.m., New York City time, on the due date for any installment of Interest, all payments so due, which payments shall be in immediately available funds on the date of such Maturity Date or due date, as the case may be.

Section 10.02. Maintenance of Offices or Agencies.

The Company shall maintain in an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and Interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.05, the Company shall maintain an office or agency where Notes may be presented or surrendered for payment and conversion, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 16.04 of the Base Indenture, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and the Corporate Trust Office of the Trustee as the office or agency of the Company for each of the aforesaid purposes.

Any rights or immunities of the Trustee under the Indenture shall apply to the Trustee when acting under any or all of the aforementioned capacities.

Section 10.03. Existence.

Subject to Section 7.01, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.04. Annual Statement by Officers.

The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year, an Officers’ Certificate as to the signing officers’ knowledge of the Company’s compliance with all conditions and covenants on its part contained in this Supplemental Indenture. For purposes of this Section 10.04, such compliance shall be determined without regard to any grace period or requirement of notice provided under this Supplemental Indenture.

Any notice required to be given under this Section 10.04 shall be delivered to the Trustee at its Corporate Trust Office.

Section 10.05. Money for Note Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the Accreted Principal Amount of or Interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay all amounts payable to the Trustee under Section 11.01 of the Base Indenture and the Accreted Principal Amount or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the Accreted Principal Amount of or Interest on any Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.05, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or Interest on any Note and remaining unclaimed for two years after such Accreted Principal Amount or Interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a Press Release, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.06. Reports by Company.

(a) The Company shall file any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act with the Trustee within 30 calendar days after the same are required to be filed with the Commission. Documents filed by the Company with the Commission via the EDGAR system (or any successor thereto) will be deemed filed with the Trustee as of the time such documents are filed via EDGAR (or any successor thereto).

(b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate). Notwithstanding anything to the contrary in this Section 10.06, the Company, to the extent permitted under the Trust Indenture Act, shall not be required to deliver to the Trustee or the Holders any material for which the Company has sought and received confidential treatment by the Commission.

Section 10.07. [Reserved.]

Section 10.08. Tax Treatment of Notes.

The Company agrees, and by acceptance of a beneficial ownership interest in the Notes each Holder is deemed to have agreed (in the absence of an administrative pronouncement or judicial ruling to the contrary), for United States federal income tax purposes:

(a) to treat the Notes as indebtedness subject to United States Treasury Regulation Section 1.1275-4 (the “Contingent Payment Debt Regulations”) and, for purposes of the Contingent Payment Debt Regulations, to treat cash and the fair market value of any Common Stock beneficially received by a Holder upon conversion of such Note as a contingent payment under Treasury Regulation Section 1.1275-4(b);

(b) to be bound by the Company’s application of the Contingent Payment Debt Regulations to the Notes, including the Company’s determination of the comparable yield and projected payment schedule, as defined in the Contingent Payment Debt Regulations, with respect to the Notes. A Holder may obtain the issue price, issue date, comparable yield (which will be treated as the yield to maturity for United States federal income tax purposes) and projected payment schedule by submitting a written request to the Company at Investor Relations, EnerSys, 2366 Bernville Road, Reading, Pennsylvania 19605 or by calling EnerSys Investor Relations directly at (610) 236-4040;

(c) that the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying Treasury Regulation Section 1.1275-4(b) to the Notes, and the comparable yield and the projected payment schedule do not constitute a projection or representation regarding the actual amounts payable on the Notes;

(d) to use the projected payment schedule referred to in Section 10.08(b) above, as required by United States Treasury Regulations Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided by United States Treasury Regulation Section 1.1275-4(b); and

(e) the Company and each Holder shall not take any position on a tax return inconsistent with (a), (b), (c) or (d), unless otherwise required by applicable law.

ARTICLE 11

REDEMPTION AND REPURCHASE OF NOTES

Section 11.01. Right to Redeem; Notice to Trustee.

At any time on or after June 6, 2015, the Company may redeem any or all of the Notes in cash at the Redemption Price, except for the Notes that the Company is required to repurchase pursuant to Section 11.08 and Section 11.09.

The redemption price will equal 100% of the Accreted Principal Amount of the Notes being redeemed, plus accrued and unpaid Interest, if any, to, but not including, the Redemption Date (the “Redemption Price”). However, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.

If the Company elects to redeem Notes pursuant to this Section 11.01, it shall notify the Trustee no later than the time it gives a Notice of Redemption to all record Holders under Section 11.03 of the Redemption Date and the Accreted Principal Amount of Notes to be redeemed.

Notwithstanding the foregoing, the Company may not redeem any Notes if the Company has failed to pay any Interest due on the Notes and such failure to pay is continuing.

Section 11.02. Selection of Notes to Be Redeemed.

If fewer than all of the Outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in Original Principal Amounts of $1,000 or multiples of $1,000 by lot, pro rata or by another method the Trustee considers reasonable. If a portion of a Holder’s Notes is selected for redemption and such Holder converts a portion of its Notes, the converted portion will be deemed to be of the portion selected for redemption. Provisions of this Supplemental Indenture that apply to all Notes called for redemption also apply to portions of Notes called for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 11.03. Notice of Redemption.

Not more than 60 calendar days but not less than 30 calendar days prior to the Redemption Date, the Company shall give notice (each such notice, a “Notice of Redemption”) to all record Holders at their addresses set forth in the Securities Register of the Registrar.

The Notice of Redemption shall identify the Notes to be redeemed and shall state:

(a) that the Holder has a right to convert the Notes called for Redemption;

(b) the Conversion Rate then in effect;

(c) the Redemption Date;

(d) the Redemption Price;

(e) the name and address of each Paying Agent and Conversion Agent;

(f) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;

(g) that Holders who wish to convert Notes must surrender such Notes for conversion no later than 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in Article 12 (which shall be specified in such notice);

(h) that, unless the Company defaults in making the payment of the Redemption Price, Interest on Notes called for redemption shall cease accruing and/or the principal amount of the Notes shall cease accreting on and after the Redemption Date and subject to the provisions of Section 11.01 and 11.04, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to a Paying Agent of the Notes; and

(i) if any Note is being redeemed in part, the portion of the Accreted Principal Amount of such Note to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Note, new Notes in aggregate Accreted Principal Amount equal to the unredeemed portion thereof will be issued.

If any of the Notes to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company’s written request, the Trustee shall give the Notice of Redemption in the Company’s name and at the Company’s expense.

Section 11.04. Effect of Notice of Redemption.

Once a Notice of Redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are covered in accordance with the terms of this Supplemental Indenture. Upon presentation and surrender to a Paying Agent, Notes called for redemption shall be paid in cash at the Redemption Price stated in the notice and from and after such payment is made on the Redemption Date such Notes shall cease to bear Interest and the principal amount of such Notes shall cease accreting and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

Section 11.05. Deposit of Redemption Price.

Prior to 1:00 p.m., New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying

Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all Notes to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

If the Paying Agent holds on a Redemption Date cash sufficient to pay the Redemption Price payable on that date, then on and after such Redemption Date, such Notes (or portions thereof, as the case may be) shall cease to be Outstanding, the Accreted Principal Amount shall cease to accrete and Interest (if any) on them shall cease to accrue; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

Section 11.06. Notes Redeemed in Part.

Upon presentation and surrender of a Note that is redeemed in part, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder, without charge, new Notes of authorized denominations as requested by such Holder in aggregate Accreted Principal Amount equal to the unredeemed portion of the Note surrendered.

Section 11.07. No Redemption of Notes Upon Default in Payment of Interest.

Notwithstanding anything herein to the contrary, the Company will not redeem any Notes on any date if the Company has failed to pay any interest due on the Notes and such failure to pay is continuing.

Section 11.08. Repurchase of Notes at the Option of Holders.

(a) Optional Put. (i) On June 1, 2015, June 1, 2018, June 1, 2023, June 1, 2028 and June 1, 2033 (each, an “Optional Put Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion of the Original Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash at a repurchase price equal to 100% of the Accreted Principal Amount thereof, together with accrued and unpaid Interest thereon to, but excluding, such Optional Put Repurchase Date (the “Optional Put Repurchase Price”) (subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 11.08(a)(iii)), unless such Optional Put Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.

(ii) No later than 20 Business Days prior to each Optional Put Repurchase Date, the Company shall give notice of the repurchase right under Section 11.08(a)(i) (an “Optional Put Repurchase Offer”) to all record Holders at their addresses set forth in the Securities Register of the Registrar and to beneficial owners as required by applicable law. The notice (the “Optional Put Repurchase Notice”) shall include a form of notice to be completed by the Holder and returned to the Company in the event that the Holder elects such right to such repurchase and shall briefly state, as applicable:

(A) the date by which the Optional Put Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

(B) the Optional Put Repurchase Date;

(C) the Optional Put Repurchase Price;

(D) the name and address of the Paying Agent and the Conversion Agent;

(E) the Conversion Rate;

(F) the conversion rights, if any, of the Notes;

(G) that the Notes as to which an Optional Put Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 12 only if the Optional Put Repurchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

(H) that the Notes must be surrendered to the Paying Agent to collect payment;

(I) that the Optional Put Repurchase Price for any Note as to which an Optional Put Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Optional Put Repurchase Date and the time of surrender of such Note;

(J) the procedures the Holder must follow to exercise its put right under this Section 11.08(a);

(K) the procedures for withdrawing an Optional Put Repurchase Notice;

(L) that, unless the Company defaults in making payment of such Optional Put Repurchase Price, Interest on Notes surrendered for repurchase by the Company will cease to accrue on and after the Optional Put Repurchase Date; and

(M) the CUSIP number(s) of the Notes.

At the Company’s request, the Trustee shall give the Optional Put Repurchase Offer in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Optional Put Repurchase Offer must be given to the Holder in accordance with this Section 11.08(a)(ii); provided, further, that the text of the Optional Put Repurchase Offer shall be prepared by the Company.

(iii) A Holder may exercise its right specified in Section 11.08(a)(i) upon delivery of a properly completed Optional Put Repurchase Notice to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Optional Put Repurchase Date until the close of business on the Business Day immediately preceding such Optional Put Repurchase Date, stating:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the Original Principal Amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000 thereof; and

(C) that the Notes shall be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture.

The book-entry transfer or delivery of such Note to the Paying Agent with, or at any time after delivery of, the Optional Put Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Put Repurchase Price therefor; provided, however, that such Optional Put Repurchase Price shall be so paid pursuant to this Section 11.08(a) only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Optional Put Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 11.08(a), a portion of a Note, so long as the Original Principal Amount of such portion is $1,000 Original Principal Amount or an integral multiple of $1,000 Original Principal Amount. Provisions of this Supplemental Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

The Paying Agent shall promptly notify the Company of the receipt by it of any Optional Put Repurchase Notice or written notice of withdrawal thereof.

(b) Effect of Optional Put Repurchase Notice. Upon receipt by the Paying Agent of the Optional Put Repurchase Notice specified in Section 11.08(a)(iii), the Holder of the Note in respect of which such Optional Put Repurchase Notice was given shall (unless such Optional Put Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Optional Put Repurchase Price with respect to such Note. Such Optional Put Repurchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent from the Company, on the later of (i) the Optional Put Repurchase Date with respect to such Note (provided that the conditions in Section 11.08(a)(iii) have been satisfied) and (ii) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 11.08(a)(iii). Notes in respect of which an Optional Put Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Optional Put Repurchase Notice unless such Optional Put Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

An Optional Put Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Optional Put Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Optional Put Repurchase Date, specifying:

(i) the Original Principal Amount of such Note with respect to which such notice of withdrawal is being submitted;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the Original Principal Amount, if any, of such Note which remains subject to the Optional Put Repurchase Notice, which portion must be in Original Principal Amounts of $1,000 or an integral multiple of $1,000;

provided, however, that with respect to Global Notes, the notice must comply with the Applicable Procedures.

(c) Deposit of Optional Put Repurchase Price. Prior to 1:00 p.m., New York City time, on the applicable Optional Put Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.05) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Optional Put Repurchase Price of all the Notes or portions thereof which are to be repurchased on such Optional Put Repurchase Date.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds, in accordance with the terms hereof, at 1:00 p.m., New York City time, on the applicable Optional Put Repurchase Date, cash sufficient to pay the Optional Put Repurchase Price of any Notes for which an Optional Put Repurchase Notice has been tendered and not withdrawn pursuant to Section 11.08(b), then, on and after such Optional Put Repurchase Date, such Notes will cease to be outstanding, the Accreted Principal Amount shall cease to accrete and Interest, if any, on such Notes will cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Optional Put Repurchase Price upon delivery of such Notes, together with any necessary endorsement) and the repurchased Notes shall be cancelled.

(d) Notes Repurchased in Part. Any Certificated Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Holder of such Note, without charge, new Notes, of any authorized denomination as requested by such Holder in aggregate Accreted Principal Amount equal to, and in exchange for, the portion of the Accreted Principal Amount of the Note so surrendered which is not repurchased.

(e) Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase of the Notes pursuant to this Section 11.08, the Company shall (in each case to the extent then required by law):

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or, in each case, any successor provision) and any other tender offer rules under the Exchange Act that may then be applicable; and

(ii) otherwise comply with all federal and state securities laws.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 11.08, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 11.08.

(f) Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed for two years, together with Interest, if any, thereon, held by it for the payment of the Optional Put Repurchase Price; provided, however, to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.08(c) exceeds the aggregate Optional Put Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase on the Optional Put Repurchase Date, then, promptly after the Optional Put Repurchase Date, the Paying Agent shall return any such excess to the Company.

(g) No Repurchase Upon Acceleration. Notwithstanding anything herein to the contrary, there shall be no purchase of any Notes pursuant to this Section 11.08 if the Accreted Principal Amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Put Repurchase Date (except in the case of an Event of Default resulting from a default by the Company in the payment of the Optional Put Repurchase Price with respect to such Notes).

Section 11.09. Right to Require Repurchase Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion of the Original Principal Amount thereof that is equal to $1,000 or an integral multiple of $1,000, for cash on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 15 days nor more than 35 days after the date of the Fundamental Change Repurchase Right Notice at a repurchase price equal to 100% of the Accreted Principal Amount thereof, together with accrued and unpaid Interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, in which case the Company shall pay the full amount of accrued and unpaid Interest payable on such Interest Payment Date to the Holder of record at the close of business on the corresponding Regular Record Date.

However, notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase any Notes under this Section 11.09 based on a Fundamental Change described in clause (1) or (2) of the definition thereof (and the Company shall not be required to deliver the Fundamental Change Repurchase Right Notice incidental thereto) if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such event consists of shares of common stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded immediately following the completion of such merger or consolidation or such other transaction) and, as a result of such transaction or transactions, the Notes become convertible into a combination of cash and shares of such common stock pursuant to Section 12.10 (or entirely cash or entirely shares of such common stock pursuant to Section 12.10, if the Company so elects or has so elected).

Repurchases of Notes under this Section 11.09 shall be made, at the option of the Holder thereof, upon:

(i) if the Notes are held in certificated form, delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note or, if the Notes are held in global form, a notice that complies with the Applicable Procedures, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.09 only if the Note so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) if certificated, the certificate numbers of Notes to be delivered for repurchase;

(B) the portion of the Original Principal Amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 11.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 11.09.

Any Note that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

(b) After the occurrence of a Fundamental Change, but on or before the 15th day after the Effective Date of such Fundamental Change, the Company shall provide to all Holders of record of the Notes and the Trustee and Paying Agent a notice (the “Fundamental Change Repurchase Right Notice”) on the occurrence of such Fundamental Change and of the resulting repurchase right, if any, at the option of the Holders arising as a result thereof.

Each Fundamental Change Repurchase Right Notice shall specify (the “Fundamental Change Repurchase Notice Information”):

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right, if applicable;

(iv) the Fundamental Change Repurchase Price, if applicable;

(v) the Fundamental Change Repurchase Date, if applicable;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate, including any Additional Shares, if applicable;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes, if applicable.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing the Fundamental Change Repurchase Notice Information in a newspaper of general circulation in the City of New York or publish the Fundamental Change Repurchase Notice Information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.09.

(c) A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Repurchase Right Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, specifying:

(i) the Original Principal Amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the Original Principal Amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in Original Principal Amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the notice must comply with the Applicable Procedures.

(d) In connection with any repurchase of the Notes pursuant to this Section 11.09, the Company shall (in each case to the extent then required by law):

(i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or, in each case, any successor provision) and any other tender offer rules under the Exchange Act that may then be applicable; and

(ii) otherwise comply with all applicable federal and state securities laws.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 11.09, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 11.09.

(e) On or prior to 1:00 p.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 10.05) an amount of money sufficient to repurchase all of the Notes to be repurchased on such date at the Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company) from the Company or the Holders, as applicable, payment for Notes surrendered for repurchase (and not withdrawn) prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date shall be made promptly after the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Repurchase Price in this Section 11.09), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 11.09. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(f) Subject to a Holder’s right to receive Interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between a Regular Record Date and the Interest Payment Date to which it relates, if the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to repurchase on the Fundamental Change Repurchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Repurchase Date, then on and after the Fundamental Change Repurchase Date (i) such Notes shall cease to be outstanding, (ii) the Accreted Principal Amount shall cease to accrete, (iii) Interest shall cease to accrue on such Notes, and (iv) all other rights of the Holders of such Notes shall terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Notes.

ARTICLE 12

CONVERSION OF NOTES

Section 12.01. Conversion Privilege and Conversion Rate.

(a) Subject to the conditions described in clauses (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 in Original Principal Amount or an integral multiple thereof) of any Notes at any time prior to the close of business on the Scheduled Trading Day immediately preceding March 1, 2015, into a combination of cash and shares of Common Stock (or, at the election of the Company, entirely cash or entirely shares of Common Stock as described herein) at a rate of 24.6305 shares of Common Stock (subject to adjustment by the Company as provided in Section 12.01(e) and Section 12.04) per $1,000 in Original Principal Amount of the Notes (the “Conversion Rate”) under the circumstances and during the periods set forth below. On and after March 1, 2015, regardless of the conditions described in clauses (i), (ii) and (iii) below, and upon compliance with the provisions of this Article 12, a Holder shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 in Original Principal Amount or an integral multiple thereof) of any Notes at the applicable Conversion Rate at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date.

(i) The Notes shall be convertible prior to March 1, 2015, during the five Business Day period after any five consecutive Trading Day period (as used in this Section 12.01(a)(i), the “Measurement Period”) in which the Trading Price per $1,000 in Original Principal Amount of the Notes for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate in effect on such Trading Day, as determined by the Trustee and subject to compliance with the procedures and conditions described below concerning the Trustee’s obligation to make such determination (the “Trading Price Condition”). If a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 in Original Principal Amount of the Notes would be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price at such time, then the Company shall instruct in writing the

Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the date on which the Trading Price per $1,000 in Original Principal Amount of the Notes is greater than or equal to 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price (as provided to the Trustee by the Company on each such date). If the Trading Price Condition has been met in accordance with the foregoing, the Company shall so notify the Holders of the Notes and the Trustee. If, at any time after the Trading Price Condition has been met in accordance with the foregoing, the Trading Price per $1,000 in Original Principal Amount of the Notes is greater than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date, the Company shall so notify the Holders of the Notes and the Trustee, and the Trustee shall have no further obligation to determine the Trading Price of the Notes unless requested by the Company to do so again in writing pursuant to this Section 12.01(a)(i). Furthermore, if the Company does not, when obligated to do so pursuant to this clause (i), instruct the Trustee to determine the Trading Price of the Notes, or if the Company so instructs the Trustee, but the Trustee does not make such determination, then the Trading Price per $1,000 in Original Principal Amount of the Notes shall be deemed to be less than 98% of the product of (a) the applicable Conversion Rate of the Notes and (b) the Last Reported Sale Price on such date.

(ii) The Notes shall be convertible prior to March 1, 2015, during any calendar quarter after the calendar quarter ending June 30, 2008 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price in effect for the Notes on the last Trading Day of the immediately preceding calendar quarter. For each calendar quarter, the Company, or at the written request of the Company, the Conversion Agent, will determine if the Notes are convertible as the result of the satisfaction of the condition in this Section 12.01(a)(ii) in the preceding calendar quarter and the Company will promptly notify the Holders and the Trustee if this condition was satisfied. To the extent the Company is required to provide notice to the Holders under this Section 12.01(a)(ii), such notice obligation shall be deemed to be satisfied by the Company’s delivery of such notice to the Trustee whereupon the Trustee shall promptly notify the Holders on behalf of the Company.

(iii) The Notes shall be convertible prior to March 1, 2015, as provided in subsections (b), (c) and (d) of this Section 12.01.

(b) In the event that the Company elects to:

(i) distribute to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date of such distribution; or

(ii) distribute to all or substantially all holders of Common Stock the Company’s assets (including cash), debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, the Company shall notify Holders and the Trustee in writing with respect to any distribution referred to in either clause (i) or clause (ii) above and of the resulting conversion right at least 33 Scheduled Trading Days prior to the Ex-Date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (i) the close of business on the Business Day immediately preceding the Ex-Date for such distribution and (ii) the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. A Holder may not exercise this right if such Holder is permitted to participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any distribution referred to in clause (i) or clause (ii) above as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the Original Principal Amount of Notes held by such Holder divided by $1,000, without having to convert its Notes.

(c) If the Company is a party to a combination, merger, recapitalization, reclassification, binding-share exchange or other similar transaction or sale or conveyance of all or substantially all of its properties and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property, that does not also constitute a Fundamental Change, then the Holders shall have the right to convert Notes at any time beginning 30 Scheduled Trading Days prior to the anticipated effective date of such transaction and ending on the 35th Scheduled Trading Day following the effective date of such transaction. The Company shall use its reasonable best efforts to notify Holders and the Trustee in writing at least 33 Scheduled Trading Days prior to the anticipated effective date of any such transaction, and in any event shall give such notice no later than the actual effective date of any such transaction. In providing such notice, the Company may (but will not be required to) provide any additional information to such Holders as it deems desirable, including (but not limited to) whether such Holders who have not been “affiliates” of the predecessor or the Successor Company during the 90 days preceding the Conversion Date will be able to immediately resell the Common Stock (or the Reference Property) received upon conversion of their Notes without registration under the Securities Act. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the Holders.

(d) If the Company is a party to any transaction or event described in the definition of Fundamental Change, a Holder may surrender Notes for conversion at any time, after the Company gives the notice referred to in the last sentence of this Section 12.01(d), from the effective date of such event until the later of (i) the Fundamental Change Repurchase Date corresponding to such event and (ii) 35 Scheduled Trading Days following the effective date of such transaction or event. The Company shall notify in writing, in the manner provided for in Section 16.04 of the Base Indenture, each of the Holders and the Trustee of the Fundamental Change on or before the date such event occurs or becomes effective. In providing such notice, the Company may (but will not be required to) provide any additional information to such Holders as it deems desirable, including (but not limited to) whether such Holders who have not been “affiliates” of the predecessor or the Successor Company during the 90 days preceding the Conversion Date will be able to immediately resell the Common Stock (or the Reference Property) received upon conversion of their Notes without registration under the Securities Act.

(e) If a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change, the Conversion Rate applicable to each $1,000 in Original Principal Amount of Notes so converted shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below; provided, however that no increase shall be made in the case of a transaction or event constituting a Fundamental Change described in clauses (1) or (2) of such definition where at least 90% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights and cash dividends) in connection with such transaction consists of shares of common stock traded on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) (or that will be so traded or quoted immediately following the transaction) and as a result of such transaction or transactions the Notes become convertible into shares of such common stock. Settlement of Notes tendered for conversion to which Additional Shares shall be added to the Conversion Rate as provided in this subsection (e) shall be settled pursuant to Section 12.02(e). For purposes of this subsection (e), a conversion shall be deemed to be “in connection with” a Make-Whole Fundamental Change if such conversion occurs on or after the Effective Date of such Make-Whole

Fundamental Change and prior to the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date. The Company will notify Holders and the Trustee in writing of the Effective Date of any Make-Whole Fundamental Change applicable to this subsection (e) on the Make-Whole Reference Date, and issue a press release on the Effective Date of such Make-Whole Fundamental Change.

(i) The number of Additional Shares by which the Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by the Company by reference to the table attached as Schedule A hereto, based on the Make-Whole Reference Date and the Stock Price; provided that if the actual Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date is between two Make-Whole Reference Dates in the table, the number of Additional Shares by which the Conversion Rate will be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Make-Whole Reference Dates, as applicable, based on a 365-day year; and provided, further, that if (1) the Stock Price is greater than $250.00 per share of Common Stock (subject to adjustment in accordance with clause (ii) below), no Additional Shares will be added to the Conversion Rate and (2) the Stock Price is less than $29.00 per share (subject to adjustment in accordance with clause (ii) below), no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 34.4827 shares of Common Stock per $1,000 in Original Principal Amount of Notes (subject to adjustment in the same manner as set forth in Section 12.04).

(ii) The Stock Prices set forth in the first column of the table in Schedule A hereto shall be adjusted by the Company as of any date on which the Conversion Rate of the Notes is adjusted (except pursuant to this Section 12.01(e)). The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.04 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

(f) In the event the Company calls the Notes for redemption pursuant to Section 11.01, the Notes shall be convertible until the close of business on the Business Day preceding the applicable Redemption Date (after which time the Holders’ right to convert will expire unless the Company defaults in the payment of the applicable Redemption Price).

Section 12.02. Exercise of Conversion Privilege.

(a) The Company shall satisfy the Conversion Obligation by delivering, as applicable:

(i) if the Company elects to settle any conversion entirely in shares of Common Stock, the Company will deliver a number of shares of the Common Stock to the Holder of the Notes on the third Scheduled Trading Day after the relevant Conversion Date (or, in the case of conversions during the Optional Redemption Conversion Period, on the third Scheduled Trading Day after the last Scheduled Trading Day prior to the relevant Redemption Date) equal to (1) (A) the aggregate Original Principal Amount of Notes to be converted, divided by (B) $1,000, multiplied by (2) the Conversion Rate in effect on the relevant Conversion Date;

(ii) if the Company elects (or is deemed to elect) Combination Settlement or has made the Irrevocable Net Share Settlement Election and, in each case, has not specified the Cash Percentage as 100%, the Company shall settle each $1,000 in Original Principal Amount of Notes being converted by delivering, on the third Scheduled Trading Day immediately following the last day of the related Observation Period, cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 VWAP Trading Days during the related Observation Period; provided that if the Company is deemed to have elected Combination Settlement, the Company will also be deemed to have elected a Cash Percentage of zero percent (0%); or

(iii) if the Company elects to settle any conversion entirely in cash, the Company shall settle each $1,000 in Original Principal Amount of Notes being converted by delivering, on the third Scheduled Trading Day immediately following the last day of the related Observation Period, an amount of cash equal to the sum of the Daily Conversion Values for each of the 25 VWAP Trading Days during the related Observation Period, in each case subject, if applicable, to Section 12.02(c) and Section 12.03 hereof. The applicable settlement method for any particular conversion of Notes (pursuant to clause (i), (ii) or (iii) above) shall be determined pursuant to Section 12.02(b).

(b) At any time on or prior to the 30th Scheduled Trading Day prior to the Maturity Date, the Company may elect to settle conversions in respect of the Conversion Obligation pursuant to clause (i), (ii) or (iii) of Section 12.02(a) (or, if the Company has made the Irrevocable Net Share Settlement Election on or prior to the applicable Conversion Date, clause (ii) or (iii) of Section 12.02(a)) by providing notice (a “Consideration Notice”) to the converting Holders through the Trustee (by requesting in writing that the Trustee provide the Consideration Notice) of the applicable settlement method no later than the Business Day immediately following the related Conversion Date or by making the Irrevocable Net Share Settlement Election on or prior to such Business Day. If the Consideration Notice designates settlement pursuant to clause (ii) of Section 12.02(a), it may specify the Cash Percentage; provided that if the Company does not specify the Cash Percentage, the Cash Percentage shall be deemed to be zero percent (0%). If the Company does not provide a Consideration Notice in respect of a conversion and has not made the Irrevocable Net Share Settlement Election on or prior to such Business Day, conversion of the applicable Notes shall be settled pursuant to clause (ii) of Section 12.02(a) and the Cash Percentage shall be deemed to be zero percent (0%).

At any time prior to the 30th Scheduled Trading Day prior to the Maturity Date, the Company may deliver a one-time Consideration Notice to the Holders designating the settlement method (clause (i), (ii) or (iii) of Section 12.02(a) or, if the Company has made the Irrevocable Net Share Settlement Election, clause (ii) or (iii) of Section 12.02(a)) for all conversions that occur on or after the 30th Scheduled Trading Day prior to the Maturity Date; provided that if the Company elects Combination Settlement, it shall specify the Cash Percentage for all such conversions, which if not specified shall be deemed to be zero percent (0%). For conversions that occur on or after the 30th Scheduled Trading Day prior to the Maturity Date, if the Company has not delivered a one-time Consideration Notice referred to in this Section 12.02(b) and has not made the Irrevocable Net Share Settlement Election on or prior to the 30th Scheduled Trading Day prior to the Maturity Date, conversion of the applicable Notes shall be settled in accordance with clause (ii) of Section 12.02(a) and the Cash Percentage shall be deemed to be zero percent (0%).

At any time on or prior to the 30th Scheduled Trading Day prior to the Maturity Date, the Company may deliver a one-time irrevocable notice to the Holders electing to settle all conversions of the Notes from the date of such notice pursuant to either clause (ii) or (iii) of Section 12.02(a) (the “Irrevocable Net Share Settlement Election”). Upon making the Irrevocable Net Share Settlement Election, settlement pursuant to clause (i) of Section 12.02(a) is no longer permitted. Upon making the Irrevocable Net Share Settlement Election, the Company shall (x) issue a Press Release and post such information on its website or otherwise publicly disclose such information and (y) provide written notice to Holders in the manner contemplated by this Supplemental Indenture, including through the facilities of the DTC, in which such notice the Company may specify the Cash Percentage. If the Company has made the Irrevocable Net Share

Settlement Election and elected to settle all conversions pursuant to clause (ii) of Section 12.02(a), such notice of the Irrevocable Net Share Settlement Election to Holders may state the Cash Percentage applicable to all conversions of such Notes, which if not specified shall be deemed to be zero percent (0%) for all conversions after the Company makes the Irrevocable Net Share Settlement Election.

The Company will settle all conversions by Holders converting on the same Trading Day in the same manner. However, the Company will have no obligation to settle Conversion Obligations arising on different Trading Days in the same manner, except (x) as described in the immediately succeeding paragraph; (y) for all conversions that occur on or after the 30th Scheduled Trading Day prior to the Maturity Date and (z) where the Company has made the Irrevocable Net Share Settlement Election (to the extent such election restricts the method of conversion), in which case all conversions that occur on or after the date of such Irrevocable Net Share Settlement Election shall be settled in the same manner.

If the Company exercises its right to redeem any or all of the Notes under Section 11.01 and the Company has not elected to settle its Conversion Obligation entirely in Common Stock under clause (i) of Section 12.02(a), the consideration due under this Article 12 to Holders that convert within the Optional Redemption Conversion Period shall be calculated by reference to clause (a) of the definition of Observation Period. If the Company has elected to settle its Conversion Obligation in Common Stock under clause (i) of Section 12.02(a), for all conversions occurring during the Optional Redemption Conversion Period, the Company shall deliver a number of shares of Common Stock, as calculated under clause (i) of Section 12.02(a), on the third Scheduled Trading Day following the last Scheduled Trading Day prior to the Redemption Date.

(c) Notwithstanding any of the foregoing to the contrary, in lieu of settling the Conversion Obligation in the manner set forth in Section 12.02(a) above, the Company may, at its election (the “Exchange Election”), direct the Conversion Agent in writing to surrender, on or prior to the second Business Day following the Conversion Date, Notes tendered for conversion to a financial institution designated by the Company (the “Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Financial Institution must agree to timely deliver, in exchange for such Notes, the cash and/or shares of Common Stock that would otherwise be due upon conversion as set forth in Section 12.02(a) (the “Conversion Consideration”). If the Company makes the Exchange Election, the Company will, by the close of business on the second Business Day following the relevant Conversion Date, notify Holders surrendering Notes for conversion that the Company has made the Exchange Election and will notify the Financial Institution of the Conversion Consideration to be delivered pursuant to Sections 12.02(a) and (b) and the relevant deadline for delivery of the Conversion Consideration. Any Notes exchanged by the Financial Institution will remain outstanding. If the Financial Institution agrees to accept Notes for exchange but does not timely deliver the related Conversion Consideration, or if such Financial Institution does not accept such Notes for exchange, the Company will deliver the Conversion Consideration as if the Company had not made the Exchange Election.

(d) Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(j) and, if required, pay all taxes or duties, if any, in connection therewith and (2) in the case of a Note issued in certificated form, (A) complete and manually sign an irrevocable written notice to the Conversion Agent in the form set forth under Section 2.03 (or a facsimile thereof) (a “Notice of Conversion”), (B) deliver the Notice of Conversion, which is irrevocable, to the office of the Conversion Agent and shall state in writing therein the Accreted Principal Amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the Conversion Obligation to be registered, (C) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the office of the Conversion Agent, (D) if required, pay all transfer or similar taxes and (E) if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 12.02(j). As used herein, “Conversion Date” shall mean the date that the Holder has complied with the requirements set forth in this subsection (d).

No Notice of Conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Fundamental Change Repurchase Notice or Optional Put Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice or such Optional Put Repurchase Notice, as the case may be, in accordance with the applicable provisions of Section 11.08 or Section 11.09.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate Original Principal Amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) Delivery of the amounts owing in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in subsection (a) of this Section 12.02, except to the extent specified in subsection (b) of this Section 12.02. The Company shall make such delivery by issuing, or causing to be issued, and delivering to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled as part of such Conversion Obligation (together with any cash in lieu of fractional shares).

(f) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, as provided in a Company Order, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate Original Principal Amount equal to the unconverted portion of the surrendered Notes.

(g) If a Holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax due, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests any shares of Common Stock to be issued in a name other than the Holder’s name. The Company may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.

(h) Except as provided in Section 12.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 12.

(i) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the Original Principal Amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(j) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid Interest except as set forth below. The Company’s settlement of the Conversion Obligation as described above shall be deemed to satisfy its obligation to pay the principal amount of the Notes and accrued and unpaid Interest to, but not including, the Conversion Date. As a result, accrued and unpaid Interest on the Notes to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the Interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount in cash equal to the Interest payable on such Interest Payment Date, on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to the next Scheduled Trading Day following the corresponding Interest Payment Date; (ii) to the extent of any overdue Interest, if any overdue Interest remains unpaid at the time of conversion with respect to such Note; or (iii) in respect of any conversions that occur after the Regular Record Date immediately preceding the Maturity Date. Except as described above, no payment or adjustment shall be made for accrued Interest on converted Notes. The Company shall not be required to convert any Notes that are surrendered for conversion without payment of Interest as required by this Section 12.02(j).

Section 12.03. Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Accreted Principal Amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) based on the Daily VWAP on (x) the last VWAP Trading Day of the applicable Observation Period in the case of conversions following any conversions settled in accordance with clause (ii) or (iii) of Section 12.02(a) and (y) the Conversion Date (or, if the Conversion Date is not a Trading Day, the next following Trading Day) if the Company elects to settle in accordance with clause (i) of Section 12.02(a).

Section 12.04. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of the Common Stock participate) in any of the transactions described below as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the Original Principal Amount (expressed in thousands) of Notes held by such Holders, without having to convert their Notes:

(a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 =	CR0 ×	OS1
OS0

where,

CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the opening of business on the Ex-Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution, or the effective date of such share split or combination, as the case may be; and

OS1 = the number of shares of Common Stock that would be outstanding immediately after the opening of business on the Ex-Date for such dividend or distribution immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Any adjustment made pursuant to this Section 12.04(a) shall become effective (x) upon the opening of business on the Ex-Date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution of the type described in this Section 12.04(a) is declared but not paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 45 days after the date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period immediately preceding the declaration date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	(OS0 + X)
(OS0 + Y)

where,

CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the opening of business on the Ex-Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the declaration date for the issuance of such rights or warrants.

Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately upon the opening of business on the Ex-Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If any right or warrant described in this Section 12.04(b) is not exercised or converted prior to their expiration of the exercisability or convertibility thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would have been in effect if such right or warrant had not been issued.

For purposes of this Section 12.04(b), in determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than the applicable price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of any class of Capital Stock of the Company, evidences of the Company’s Indebtedness or other assets or property of the Company to all or substantially all holders of the Company’s Common Stock, excluding (i) dividends and distributions covered by subsections (a) or (b) of this Section 12.04; (ii) dividends or distributions paid exclusively in cash referred to in subsection (d) of this Section 12.04; and (iii) Spin-Offs described below in this subsection (c) of this Section 12.04 (any of such shares of Capital Stock, Indebtedness, or other asset or property hereinafter in this subsection (c) called the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	SP
(SP0 – FMV)

where,

CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the opening of business on the Ex-Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the fair market value as determined by the Board of Directors or a committee thereof of the Distributed Property with respect to each outstanding share of Common Stock on the Ex-Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder has the right to receive, for each $1,000 in Original Principal Amount of Notes, the amount of Distributed Property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines “FMV” for purposes of this Section 12.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution.

With respect to an adjustment pursuant to this subsection (c) of this Section 12.04 where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate in effect immediately before the close of business on the 10th Trading Day immediately following the effective date of the Spin-Off shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately before the close of business on the 10th Trading Day immediately following the effective date of the Spin-Off;

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following the effective date of the Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the effective date of the Spin-Off; and

MP0 = the average of the Last Reported Sale Prices of the Common Stock over the first 10 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the effective date of the Spin-Off.

Such adjustment to the Conversion Rate under this subsection (c) shall occur at the close of business on the 10th Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the 10 Trading Day period beginning on, and including, the Trading Day immediately following, and including, the effective date of any Spin-Off, references in this subsection (c) with respect to the Spin-Off to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.

Rights or warrants distributed by the Company to all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.04 (and no adjustment to the Conversion Rate under this Section 12.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this subsection (c) and subsections (a) and (b) of this Section 12.04, any dividend or distribution to which this subsection (c) is applicable that also includes shares of Common Stock to which subsection (a) of this Section 12.04 applies or rights or warrants to subscribe for or purchase shares of Common Stock to which subsection (a) or (b) of this Section 12.04 applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, to which this subsection (c) applies (and any Conversion Rate adjustment required by this subsection (c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by subsections (a) and (b) of this Section 12.04 with respect to such dividend or distribution shall then be made), except (A) the Ex-Date of such dividend or distribution shall under this subsection (c) be substituted as the “Ex-Date” within the meaning of subsection (a) and subsection (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Date for such dividend or distribution or the effective date of such share split or combination, as the case may be” within the meaning of subsection (a) or “outstanding immediately prior to the Ex-Date for such distribution” within the meaning of subsection (b).

(d) If the Company pays any cash dividends or distributions to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 =	CR0	×	SP0
SP0 – C

where,

CR0 = the Conversion Rate in effect as of the close of business on the day immediately preceding the Ex-Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the opening of business on the Ex-Date for such dividend or distribution;

SP0 = the average of the Last Reported Sale Prices of Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to holders of the Common Stock.

Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such cash dividend is distributed to holders of Common Stock, for each $1,000 in Original Principal Amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Date for such distribution, without being required to convert the Notes. If such dividend or distribution is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 =	CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 = the Conversion Rate in effect at the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect at the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective at the close of business on the 10th Trading Day from the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this subsection (e) with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate. If the Company or its Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

If the application of any of the foregoing formulas (other than in respect of a share combination) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.

For purposes of this Section 12.04 the term “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(f) In addition to those required by subsections (a), (b), (c), (d) and (e) of this Section 12.04, and to the extent permitted by applicable law and the rules of the New York Stock Exchange or any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. If the Company makes such determination, it will be conclusive and the Company will notify the Holders of the Notes and the Trustee of the increased Conversion Rate and the period during which it will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, and otherwise in accordance with applicable law. The Company may also, but is not required to, increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

If the Company has in effect a rights plan upon a conversion of the Notes into Common Stock and the rights have not separated from the Common Stock, Holders will receive, upon a conversion of the Notes in respect of which the

Company is required to deliver shares of Common Stock, in addition to such shares of Common Stock and in lieu of any adjustment to the Conversion Rate, rights under the Company’s rights plan. If prior to any conversion, the rights have separated from the Common Stock, the Conversion Rate will be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to Section 12.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) Except as described in this Section 12.04 or in Section 12.01(e), the Company will not adjust the Conversion Rate. Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Supplemental Indenture;

(iv) for a change in the par value of the Common Stock;

(v) for accrued and unpaid Interest, if any; or

(vi) for accreted principal in excess of the $1,000 Original Principal Amount of the Notes.

(h) All calculations and other determinations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment to the Conversion Rate shall be made unless such adjustment would require a change of at least one percent (1%) in the Conversion Rate then in effect at such time. The Company shall carry forward any adjustments that are less than one percent (1%) of the Conversion Rate and make such carried forward adjustments upon the earliest of (i) any conversion of Notes, (ii) each anniversary of the Issue Date, (iii) each VWAP Trading Day during the period beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date and (iv) such time as all adjustment that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least one percent (1%).

(i) In any case in which this Section 12.04 provides that an adjustment shall become effective immediately after (1) the Ex-Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer pursuant to subsection (e) of this Section 12.04 (each an “Adjustment Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the additional cash and, if applicable, shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.03. For purposes of this subsection (i), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Common Stock, shares of Capital Stock, evidences of Indebtedness, other assets or property or cash is paid or made, the effective date of any share split or combination or the date of expiration of any rights or warrants, and

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(j) For purposes of this Section 12.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k) For the avoidance of doubt, if a Holder converts Notes prior to the effective date of a Fundamental Change, and the Fundamental Change does not occur, the Holder shall not be entitled to Additional Shares in connection with such conversion.

(l) With respect to a conversion of Notes pursuant to this Article 12, on the date the Shares issuable upon conversion of the Notes are delivered to the converting Holder pursuant to Section 12.02(a) (the “Delivery Date”), the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company on such Delivery Date. On and after the Delivery Date with respect to a conversion of Notes pursuant hereto, all rights of the Holders of such Notes shall terminate. A Holder of a Note is not entitled, as such, to any rights of a holder of Common Stock unless and until such Holder converts such Note and receives shares of Common Stock in respect of such conversion on the Delivery Date with respect to such conversion.

(m) Whenever any provision of this Article 12 requires a calculation of Last Reported Sale Prices over a span of multiple days, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the Conversion Rate relating to days prior to the date that the adjustment to the Conversion Rate becomes effective.

(n) If the effective date of any adjustment event described in this Section 12.04 occurs during an Observation Period for any Notes, the Company shall make proportional adjustments to the number of Deliverable Shares (in the same manner as the Conversion Rate) for each VWAP Trading Day during the portion of the Observation Period preceding the effective date of such adjustment event.

Section 12.05. Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(a) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with Section 16.04 of the Base Indenture.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours or in such other manner of inspection as the Trustee deems practicable.

Section 12.06. Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Notes.

Section 12.07. Taxes on Conversions.

Except as provided in the next sentence, the Company shall pay all documentary, stamp or similar issue or transfer tax due that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required, and the Holder shall instead be required, to pay any tax or duty that may be payable in respect of (i) income of the Holder, or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 12.08. Certain Covenants.

Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action, if any, which it reasonably determines may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes shall be fully paid and non-assessable by the Company and free from all liens created by the Company.

Section 12.09. Cancellation of Converted Notes.

All Notes delivered for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 3.11.

Section 12.10. Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

If there shall occur (i) any Fundamental Change described in clause (2) of the definition of Fundamental Change, (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (iii) any consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in any case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for their shares of Common Stock (any such event described in clauses (i) through (iv) a “Merger Event”), then:

(a) the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee (subject to the Trustee’s rights as provided herein) a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 8.01(i) providing for the conversion and settlement of the Notes as set forth in this Supplemental Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 and the Trustee may conclusively rely on the determination by the Company of the equivalency of such adjustments. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a company other than the successor or purchasing company, as the case may be, in such change of control, consolidation, binding share exchange, recapitalization, reclassification, merger, combination, sale or conveyance or Fundamental Change described in clause (b) of the definition of Fundamental Change, then such supplemental indenture shall also be executed by such other company and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 11.

In the event a supplemental indenture is executed pursuant to this Section 12.10, the Company shall promptly file with the Trustee an Officers’ Certificate (and the documents and information provided for in Section 3.03 of the Base Indenture) briefly stating the reasons therefore, the kind or amount of cash, securities, property or assets that will constitute the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders, and the Trustee shall be protected in relying on such Officers’ Certificate; it being understood that the Trustee shall have no responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to this Section 12.10.

Notwithstanding the provisions of Section 12.02 and Section 12.03, and subject to the provisions of Section 12.01, at the effective time of such Merger Event, the right to convert each $1,000 in Original Principal Amount of Notes shall be changed to a right to convert such Notes by reference to the kind and amount of cash, securities, or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) such that from and after the effective date of such transaction, a Holder shall be entitled thereafter to convert its Notes into the same type (and in the same proportion) of Reference Property, subject to the Company’s right to elect to settle conversions, in whole or in part, in a combination of cash and shares of Common Stock (or Reference Property), entirely cash or entirely shares of Common Stock (or Reference Property); provided that if the Company makes the Irrevocable Net Share Settlement Election, upon conversion, Holders will receive Reference Property as follows: (x) cash in an amount equal to the Principal Portion and (y) in lieu of the shares of Common Stock otherwise deliverable for the excess, if any, of the Conversion Obligation above the Principal Portion, Reference Property. The amount of consideration, and, consequently, Reference Property, Holders receive upon conversion will be based on the Daily Conversion Values of the Reference Property and the applicable Conversion Rate, as described in Section 12.02. For purposes of determining the constitution of Reference Property, the type and amount of consideration that a holder of Common Stock would have been entitled to in the case of any Merger Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration determined, based in part upon any form of stockholder election, such consideration will be deemed to be (i) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, or (ii) if the holders of the majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder to convert its Notes in accordance with the provisions of this Article 12 prior to the effective date.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at his address appearing on the Securities Register provided for in this Supplemental Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The above provisions of this Section 12.10 shall similarly apply to successive Merger Events.

Section 12.11. Company Responsible for Making Calculations.

Except as otherwise provided herein, the Company will be responsible for making all calculations required under the Notes and this Supplemental Indenture.

The Company will make these calculations in good faith and absent manifest error, these calculations will be final and binding on the Holders. The Company will provide a schedule of such calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of such Holder.

Section 12.12. Responsibility of Trustee for Conversion Provisions.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Notes; and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 12.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

ENERSYS

By:		/s/ Michael T. Philion
Name: Michael T. Philion
	Title:	Executive Vice President –
Finance and Chief Financial
Officer

THE BANK OF NEW YORK,
as Trustee

By:		/s/ Mary LaGumina
Name: Mary LaGumina
Title: Vice President

SCHEDULE A

The following table sets forth the “Stock Price,” “Make-Whole Reference Date” and the adjustments to the Conversion Rate, expressed as a number of Additional Shares by which the Conversion Rate shall be increased in the event of a Fundamental Change (other than events described in clauses (3) and (4) of the definition of a Fundamental Change), in accordance with the Supplemental Indenture:

	Make-Whole Reference Date
Stock Price	May 28, 2008	June 1, 2009	June 1, 2010	June 1, 2011	June 1, 2012	June 1, 2013	June 1, 2014	June 6, 2015
$ 29.00	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522	9.8522
$ 30.00	9.2954	8.8911	8.7028	8.7028	8.7028	8.7028	8.7028	8.7028
$ 31.00	8.8025	8.3891	8.0321	7.7251	7.6275	7.6275	7.6275	7.6275
$ 32.00	8.3503	7.9298	7.5572	7.2227	6.8920	6.6195	6.6195	6.6195
$ 34.00	7.5514	7.1223	6.7264	6.3492	5.9516	5.5082	4.9981	4.7812
$ 36.00	6.8703	6.4382	6.0280	5.6215	5.1768	4.6560	3.9933	3.1472
$ 40.00	5.7785	5.3524	4.9324	4.4963	4.0012	3.3967	2.5705	0.3695
$ 45.00	4.7745	4.3686	3.9582	3.5199	3.0145	2.3922	1.5442	0.0000
$ 50.00	4.0371	3.6578	3.2692	2.8489	2.3642	1.7740	1.0031	0.0000
$ 60.00	3.0433	2.7201	2.3858	2.0226	1.6102	1.1280	0.5615	0.0000
$ 75.00	2.1812	1.9301	1.6706	1.3909	1.0822	0.7392	0.3712	0.0000
$ 90.00	1.6739	1.4762	1.2730	1.0556	0.8201	0.5642	0.2922	0.0000
$ 120.00	1.1035	0.9736	0.8410	0.7002	0.5489	0.3840	0.2031	0.0000
$ 150.00	0.7885	0.6973	0.6047	0.5062	0.4000	0.2823	0.1503	0.0000
$ 200.00	0.4903	0.4347	0.3789	0.3193	0.2546	0.1814	0.0974	0.0000
$ 250.00	0.3207	0.2844	0.2484	0.2100	0.1686	0.1212	0.0657	0.0000

SCHEDULE B

The following table sets forth the Accreted Principal Amounts as of the specified dates during the period from June 1, 2015 through the Maturity Date.

Date	Accreted Principal Amount
June 1, 2015	$1,000.00
December 1, 2015	$1,016.88
June 1, 2016	$1,034.03
December 1, 2016	$1,051.48
June 1, 2017	$1,069.23
December 1, 2017	$1,087.27
June 1, 2018	$1,105.62
December 1, 2018	$1,124.28
June 1, 2019	$1,143.25
December 1, 2019	$1,162.54
June 1, 2020	$1,182.16
December 1, 2020	$1,202.11
June 1, 2021	$1,222.39
December 1, 2021	$1,243.02
June 1, 2022	$1,264.00
December 1, 2022	$1,285.33
June 1, 2023	$1,307.02
December 1, 2023	$1,329.07
June 1, 2024	$1,351.50
December 1, 2024	$1,374.31
June 1, 2025	$1,397.50
December 1, 2025	$1,421.08
June 1, 2026	$1,445.06
December 1, 2026	$1,469.45
June 1, 2027	$1,494.24
December 1, 2027	$1,519.46
June 1, 2028	$1,545.10
December 1, 2028	$1,571.17
June 1, 2029	$1,597.69
December 1, 2029	$1,624.65
June 1, 2030	$1,652.06
December 1, 2030	$1,679.94
June 1, 2031	$1,708.29
December 1, 2031	$1,737.12
June 1, 2032	$1,766.43
December 1, 2032	$1,796.24
June 1, 2033	$1,826.55
December 1, 2033	$1,857.38
June 1, 2034	$1,888.72
December 1, 2034	$1,920.59
June 1, 2035	$1,953.00
December 1, 2035	$1,985.96
June 1, 2036	$2,019.47
December 1, 2036	$2,053.55
June 1, 2037	$2,088.20
December 1, 2037	$2,123.44
June 1, 2038	$2,159.28

The accreted principal amount of a note between the dates listed above will include an amount reflecting the additional principal accretion that has accrued as of such date since the immediately preceding date in the table.